August 18, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated August 18, 2000, of Kansas City Life Insurance Company and are in agreement with the statements contained in paragraphs (b) and (c) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                   /s/ Ernst & Young LLP
                                                       Ernst & Young LLP